SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

      Filed by the registrant

      Filed by a party other than the registrant

      Check the appropriate box:

        Preliminary proxy statement

        Confidential, for Use of the Commission Only (as permitted by Rule  14a-6(e)(2))

        Definitive proxy statement

        Definitive additional materials

        Soliciting material pursuant to § 240.14a-12

Meadowbrook Insurance Group, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

        No fee required.

        Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)  Title of each class of securities to which transaction applies:

      (2)  Aggregate number of securities to which transaction applies:

      (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)  Proposed maximum aggregate value of transaction:

      (5)  Total fee paid:

        Fee paid previously with preliminary materials.

        Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)  Amount previously paid:

      (2)  Form, schedule or registration statement no.:

      (3)  Filing party:

      (4)  Date filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT QUESTIONS AND ANSWERS
THE FIRST PROPOSAL ON WHICH YOU ARE VOTING THE ELECTION OF FOUR DIRECTORS
INFORMATION ABOUT THE NOMINEES, THE INCUMBENT DIRECTORS AND OTHER EXECUTIVE OFFICERS
COMMITTEES AND MEETINGS OF DIRECTORS
REPORT OF THE AUDIT AND FINANCE COMMITTEE
COMPENSATION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN TRANSACTIONS WITH MANAGEMENT
EXECUTIVE COMPENSATION
EMPLOYMENT CONTRACTS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
THE SECOND PROPOSAL ON WHICH YOU ARE VOTING RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
AUDIT FEES, FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES, AND ALL OTHER FEES
OTHER MATTERS
EXHIBIT A AUDIT AND FINANCE COMMITTEE CHARTER

MEADOWBROOK INSURANCE GROUP, INC.

26600 Telegraph Road

Southfield, Michigan 48034
(248) 358-1100

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date: May 21, 2001
Time: 2:00 p.m., Eastern Daylight Savings Time
Place: Temple Beth El

7400 Telegraph Road
Bloomfield Hills, Michigan 48301
(located on the northwest corner of
14 Mile Road and Telegraph Road)

      We invite you to attend the Meadowbrook Insurance Group, Inc. Annual Meeting of Stockholders to:

1.	Elect four directors for a three-year term expiring in 2004 or until the election and qualification of their successors.

2.	Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants.

3.	Transact any other business that is properly submitted before the Annual Meeting or any adjournments of the Annual Meeting.

      The record date for the Annual Meeting is March 16, 2001. Only stockholders of record at the close of business on that date are entitled to vote at the Annual Meeting. This Notice was mailed only to those stockholders.

      A proxy statement follows in this booklet and a proxy card and the Company’s 2000 Annual Report are enclosed. Whether or not you plan to attend the meeting or whether you own a few or many shares of stock, the Board of Directors urges you to vote promptly. You may vote by completing, signing, dating and returning the enclosed proxy card in the enclosed envelope.

By Order of the Board of Directors,
Michael G. Costello
Secretary

Southfield, Michigan

Dated: April 6, 2001

IF YOU DO NOT EXPECT TO ATTEND THE MEETING

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD
AND RETURN IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE.

MEADOWBROOK INSURANCE GROUP, INC.

PROXY STATEMENT

QUESTIONS AND ANSWERS

1. Q:	What is a Proxy?

A: A proxy is a procedure which enables you, as a stockholder, to authorize someone else to cast your vote for you. The Board of Directors of Meadowbrook Insurance Group, Inc. (the “Company”) is soliciting your proxy, and asking you to authorize Merton J. Segal, the Chairman and Chief Executive Officer of the Company; Michael G. Costello, the Senior Vice President, General Counsel and Secretary of the Company; or Jeffrey H. Koenig, the Executive Vice President, Chief Financial Officer, Treasurer and Controller of the Company, to cast your vote for you at the 2001 Annual Meeting. You may, of course, cast your vote in person or abstain from voting, if you so choose. The term proxy is also used to refer to the person who is authorized by you to vote for you.

2. Q:	What are a Proxy Statement and a Proxy Card?

A: A proxy statement is the document the United States Securities and Exchange Commission (the “SEC”) requires to explain the matters on which you are asked to vote. A proxy card is the form by which you may authorize someone else, in this case Mr. Segal, Mr. Costello, or Mr. Koenig, to cast your vote for you. This Proxy Statement and the proxy card with respect to the Company’s 2001 Annual Meeting were mailed on or about April 6, 2001 to all stockholders entitled to vote at the Annual Meeting.

3. Q:	Who is Entitled to Vote?

A: Only holders of shares of the Company’s common stock at the close of business on March 16, 2001 (the “Record Date”) are entitled to vote at the Annual Meeting. Each stockholder of record has one vote for each share of common stock on each matter presented for a vote.

4. Q:	What Will I Vote on at the Annual Meeting?

A: At the Annual Meeting, stockholders will vote to:

(i)	Elect four directors for a three-year term expiring in 2004 or until the election and qualification of their successors.

(ii)	Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants.

(iii)	Transact any other business that is properly submitted before the Annual Meeting or any adjournments of the Annual Meeting.

5. Q:	How Does the Board of Directors Recommend I Vote on the Proposals?

A: The Board of Directors recommends a vote FOR each proposal.

6. Q:	How Can I Vote?

A: You can vote in person or by proxy. To vote by proxy, complete, sign, date and return the enclosed proxy card in the enclosed envelope. If you returned your signed proxy card to the Company before the Annual Meeting, the persons named as proxies on the card will vote your shares as you direct. Shares represented by proxies which are marked “WITHHELD” to vote for all four nominees for director, or for any individual nominee(s) for election as director(s) and which are not otherwise marked “FOR” the other nominees, will not be counted in determining whether a plurality vote has been received for the election of directors. Similarly, shares represented by proxies which are marked “ABSTAIN” on the proposal to ratify the appointment of PricewaterhouseCoopers LLP will not be counted in determining whether the requisite vote has been received for such proposal. IF YOU WISH TO VOTE IN THE MANNER THE BOARD OF DIRECTORS RECOMMENDS, IT IS NOT NECESSARY TO SPECIFY YOUR CHOICE ON THE PROXY CARD. SIMPLY SIGN, DATE AND RETURN

THE PROXY CARD IN THE ENCLOSED ENVELOPE. You may revoke a proxy at any time before the proxy is voted by:

(i)	Giving written notice of revocation to the Secretary of the Company at the address shown on the Notice of Annual Meeting of Stockholders on the first page of this booklet;

(ii)	Submitting another proxy that is properly signed and dated later; or

(iii)	Voting in person at the meeting (but only if the shares are registered in the Company’s records in your name and not in the name of a broker, dealer, bank or other third party).

7. Q:	Is My Vote Confidential?

A: Yes, your vote is confidential. Only the inspectors of election and certain employees associated with processing proxy cards and counting the votes have access to your proxy card. All comments received will be forwarded to management on an anonymous basis unless, of course, you ask that your name be disclosed.

8. Q:	What is a Quorum?

A: There were 8,512,194 shares of the Company’s common stock outstanding on the Record Date. A majority of the outstanding shares, or 4,256,098 shares, present or represented by proxy, constitutes a quorum. A quorum must exist to conduct business at the Annual Meeting. Abstentions are counted as votes present.

9. Q:	How Does Voting Work?

A: If a quorum exists, a plurality vote of the shares cast at the Annual Meeting is required to elect the four nominees for director, and the affirmative vote by the holders of a majority of such shares is required to ratify the reappointment of PricewaterhouseCoopers LLP as the independent accountants of the Company for the year ending December 31, 2001. Broker non-votes are excluded for this purpose. A broker non-vote is a proxy a broker submits that does not indicate a vote for the proposal because the broker does not have discretionary voting authority and the broker did not receive instructions as to how to vote on the proposal.

The Company will vote properly executed proxies it receives prior to the Annual Meeting in the way you direct. If you do not specify instructions, the shares represented by proxies will be voted FOR the nominees for director and FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent accountants. No other proposals are currently scheduled to be presented at the meeting.

10. Q:	Who Pays for the Costs of the Annual Meeting?

A: The Company pays the cost of preparing and printing the Proxy Statement and the proxy card, and soliciting proxies. The Company will solicit proxies primarily by mail, but also may solicit proxies personally and by telephone, facsimile or other means. Officers and regular employees of the Company and its subsidiaries also may solicit proxies, but will receive no additional compensation for doing so, nor will their efforts result in more than a minimal cost to the Company. The Company also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses for forwarding solicitation material to beneficial owners of the Company’s common stock.

11. Q:	When are the Stockholder Proposals for the 2002 Annual Meeting Due?

A: All stockholder proposals to be considered for inclusion in next year’s proxy statement under SEC Rule 14a-8 must be submitted in writing to the Secretary of the Company at the address shown on the Notice of Annual Meeting of Stockholders on the first page of this booklet, by December 3, 2001.

THE FIRST PROPOSAL ON WHICH YOU ARE VOTING
THE ELECTION OF FOUR DIRECTORS

      The Company’s Board of Directors is divided into three classes with each class of directors elected to a three-year term of office. At each annual meeting of stockholders, stockholders elect one class of directors for a three-year term to succeed the class of directors whose term of office expires at that meeting.

      This year you are voting on four candidates for director. The Company’s Board of Directors has nominated Merton J. Segal, David K. Page, Joseph S. Dresner and Herbert Tyner as directors with terms expiring in 2004. Each nominee currently serves as a director and has consented to his nomination and has agreed to serve as a director, if elected.

      If any of the nominees is unable to stand for election, the Company may vote the shares to elect a substitute nominee or the number of directors to be elected at the Annual Meeting may be reduced.

      The Company’s Board of Directors recommends a vote FOR each of the nominees.

INFORMATION ABOUT THE NOMINEES, THE INCUMBENT DIRECTORS AND
OTHER EXECUTIVE OFFICERS

      The following is information about the nominees for election as a director, each of the directors whose term of office will continue after the meeting, and the other individuals who are executive officers of the Company.

Nominees For Director — For Terms Expiring In 2004

      Merton J. Segal, age 72 and a Director since 1985, is Founder, Chairman and Chief Executive Officer of the Company. Mr. Segal is a member of the Investment and the Mergers and Acquisitions Committees of the Board of Directors of the Company. In addition, Mr. Segal is a Director of the following subsidiaries of the Company: Star Insurance Company (“Star”), a property and casualty insurance company; Savers Property and Casualty Insurance Company (“Savers”), a property and casualty insurance company; Williamsburg National Insurance Company (“Williamsburg”), a property and casualty insurance company; Ameritrust Insurance Corporation (“Ameritrust”), a workers’ compensation insurance carrier and Meadowbrook, Inc. (“Meadowbrook”), an insurance agency and risk management subsidiary of the Company.

      David K. Page, age 67 and a Director since 2000, is a Partner in the Detroit, Michigan law firm of Honigman Miller Schwartz & Cohn. Mr. Page is a member of the Audit and Finance, and the Investment Committees of the Board of Directors of the Company.

      Joseph S. Dresner, age 75 and a Director since 1985, is Chairman of the Highland Companies, a Detroit-area-based developer and manager of commercial, industrial and residential properties. Mr. Dresner is a member of the Investment, Mergers and Acquisitions and the Audit and Finance Committees of the Board of Directors of the Company.

      Herbert Tyner, age 70 and a Director since 1985, is Chief Executive Officer of Hartman & Tyner, Inc., a Detroit-based real estate developer with land, apartment developments and other real estate holdings in Michigan and Florida. Mr. Tyner is a member of the Compensation Committee of the Board of Directors of the Company.

Incumbent Directors — Terms Expiring In 2003

      Robert S. Cubbin, age 43 and a Director since 1995, was appointed as President and Chief Operating Officer of the Company in February, 1999. From 1996 until his appointment as President and Chief Operating Officer in February, 1999, Mr. Cubbin was a member of the Office of the President of the Company. In 1999, Mr. Cubbin was appointed as Chairman of the Board of Directors for Star, Savers, Williamsburg and Ameritrust. Mr. Cubbin is the President of Meadowbrook. He joined the Company in 1987, as Vice President and General Counsel. Prior to joining the Company, Mr. Cubbin was an attorney with Plunkett & Cooney, P.C., a Michigan law firm specializing in insurance law.

      Joseph C. Henry, age 48 and a Director since 1995, was appointed Executive Vice President of the Company in 1999. From 1996 until his appointment as Executive Vice President in 1999, Mr. Henry was a member of the Office of the President of the Company. In 1996, Mr. Henry was appointed as President and Director of Star. Mr. Henry also serves as Chief Executive Officer and Director of Savers, Williamsburg and Ameritrust. Also, Mr. Henry serves as Executive Vice President and Director of Meadowbrook. He joined the Company in 1993, as Senior Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Henry served as Vice President and Chief Financial Officer of the Hanover Insurance Companies from 1987 until 1993. Prior to 1987, Mr. Henry was a partner at KPMG Peat Marwick, L.L.P.

      Hugh W. Greenberg, age 70 and a Director since 1985, is President of Detroit Gauge & Tool Company, a designer and manufacturer of precision tools and special machinery. Mr. Greenberg is a member of the Audit and Finance and the Compensation Committees of the Board of Directors of the Company.

      Florine Mark, a Director since 1996, is President and Chief Executive Officer of The WW Group, Inc., the largest franchisee of Weight Watchers International.

      Irvin F. Swider, Sr., age 73 and a Director since 1990, is owner, President and Chief Executive Officer of Future Products Tool Corporation, and Metal Punch, Inc., which are both manufacturers of precision tooling. Mr. Swider has owned these companies since 1963.

Incumbent Directors — Terms Expiring In 2002

      Robert W. Sturgis, age 59, was appointed as a Director of the Company in August, 2000. Mr. Sturgis is a retired director and Principal of Tillinghast-Towers Perrin, a global management and actuarial consulting firm. He is a member of the Audit and Finance Committee of the Board of Directors of the Company.

      Bruce E. Thal, age 69 and a Director since 1995, is a retired partner of Deloitte & Touche L.L.P., a public accounting firm. Mr. Thal is a member of the Audit and Finance, the Investment and the Mergers and Acquisitions Committees of the Board of Directors of the Company.

Other Executive Officers

      The following is information about the Company’s executive officers not referred to above:

      Jeffrey H. Koenig, age 38, was appointed Executive Vice President, Chief Financial Officer, Treasurer and Controller of the Company on November 27, 2000. At that time, he was also appointed as a Director of Savers, Star and Williamsburg and was appointed Executive Vice President, Chief Financial Officer, Treasurer and Controller of Ameritrust, Savers, Star and Williamsburg and Treasurer of Meadowbrook. From 1999, until his employment with the Company, Mr. Koenig was Executive Vice President and Chief Financial Officer of Amerisafe, Inc., a specialty workers’ compensation insurer based in Louisiana. From 1987 to 1999, he was employed by Executive Risk, Inc., a provider of professional liability and related insurance products which is located in Connecticut. He served in a variety of positions with Executive Risk, Inc., including his last position as Vice President of Finance and Treasurer.

      Michael G. Costello, age 40, was appointed as Vice President and General Counsel of the Company, Star, Savers and Meadowbrook in 1996. In 1999, Mr. Costello was appointed Senior Vice President, General Counsel and Secretary of the Company, Star, Savers, Ameritrust, Williamsburg and Meadowbrook. He joined the Company in 1993 as Vice President and Assistant General Counsel. Mr. Costello was formerly a Shareholder with Plunkett & Cooney, P.C., a Michigan law firm specializing in insurance law.

      William J. Lohmeyer and James R. Parry, Sr.  each resigned as a Director of the Company, effective November 9, 2000 and May 8, 2000, respectively. Both Mr. Lohmeyer and Mr. Parry resigned from their positions as officers of the Company and each of its subsidiaries on those same dates.

COMMITTEES AND MEETINGS OF DIRECTORS

      The Board of Directors has established an Audit and Finance Committee, Investment Committee, Compensation Committee and Mergers and Acquisitions Committee.

      The Audit and Finance Committee members during 2000 were Joseph S. Dresner, David K. Page, Bruce E. Thal and Hugh W. Greenberg. Robert W. Sturgis became a member of the Audit and Finance Committee on November 9, 2000. The Company’s Board of Directors has adopted a written charter for the Audit and Finance Committee, which is attached as Exhibit A. The members of the Audit and Finance Committee meet the independence and experience requirements of the New York Stock Exchange. The Audit and Finance Committee reviews the services provided by the Company’s independent accountants, consults with the accountants and reviews the need and adequacy of internal auditing procedures and the adequacy of internal controls. During 2000, the Board of Directors added responsibilities to the existing Audit Committee and changed the Audit Committee’s name to the Audit and Finance Committee. In addition to the above responsibilities, the Audit and Finance Committee also reviews the Company’s banking relationships, finance and capital strategy. The Audit and Finance Committee met five times during 2000. Please refer to the Audit and Finance Committee Report below for particulars of the Committee’s proceedings.

      The Investment Committee members are Joseph S. Dresner, William J. Lohmeyer (resigned from such committee November, 2000), Merton J. Segal, Bruce E. Thal and David K. Page. The Investment Committee reviews and approves investment transactions of the Company and its insurance company subsidiaries, reviews investment performance and establishes and monitors adherence to its investment guidelines. The Investment Committee met four times during 2000.

      The Compensation Committee members are Hugh W. Greenberg and Herbert Tyner. The Compensation Committee determines executive compensation and long-term incentive compensation awards. Please refer to the Compensation Committee Report below for particulars of the Committee’s proceedings during 2000.

      The Mergers and Acquisitions Committee members are Joseph S. Dresner, Bruce E. Thal and Merton J. Segal. The Mergers and Acquisitions Committee was formed to review, analyze and approve acquisitions of companies that may fit the strategic needs of the Company. The Mergers and Acquisitions Committee did not meet in 2000.

      The Company does not have a Nominating Committee.

      The Board of Directors met five times during 2000. During 2000, each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all Committees of the Board on which he/she served, except Florine Mark, who attended three of the five meetings of the Board of Directors.

REPORT OF THE AUDIT AND FINANCE COMMITTEE

      During the year 2000, at each of its five meetings, the Audit and Finance Committee met with the members of the Company’s financial management team. The Company’s independent auditors attended four of the meetings. The Committee’s agenda is established by the Committee’s chairman in conformance with the Committee’s Charter. The Committee had private sessions with the Company’s independent auditors at which candid discussions of financial management, accounting and internal control issues took place.

      The Committee recommended to the Board of Directors the engagement of PricewaterhouseCoopers LLP as the Company’s independent auditors and reviewed with the Company’s financial management and the independent auditors overall audit scopes and plans, the results of audit examinations, evaluations by the auditors of the Company’s internal controls and the quality of the Company’s financial reporting.

      Management has reviewed the audited financial statements in the Annual Report with the Audit and Finance Committee, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Audit and

Finance Committee asked for management’s representations that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles, and have expressed to both management and auditors their general preference for conservative policies when a range of accounting options is available.

      In its meetings with representatives of the independent auditors, the Committee asks them to address, and discusses their responses to several questions that the Committee believes are particularly relevant to its oversight. These questions include:

•	Are there any significant accounting judgments made by management in preparing the financial statements that would have been made differently had the auditors themselves prepared and been responsible for the financial statements?

•	Based on the auditor’s experience, and their knowledge of the Company, do the Company’s financial statements fairly present to investors, with clarity and completeness, the Company’s financial position and performance for the reporting period in accordance with generally accepted accounting principles, and SEC disclosure requirements?

•	Based on the auditor’s experience, and their knowledge of the Company, has the Company implemented internal controls and internal audit procedures that are appropriate for the Company?

      The Committee believes that, by thus focusing its discussions with the independent auditors, it can promote a meaningful dialogue that provides a basis for its oversight judgments.

      The Committee also discussed with the independent auditors other matters required to be discussed by the auditors with the Committee under Statement on Auditing Standards No. 61 (communication with audit committees). The Committee received and discussed with the auditors their annual written report on their independence from the Company and its management, which is made under Independence Standard Board Standard No. 1 (independence discussions with audit committees), and considered with the auditors whether the provision of non-audit services provided by them to the Company during 2000 was compatible with the auditor’s independence.

      In performing all of these functions, the Audit and Finance Committee acts only in an oversight capacity. The Committee does not complete its reviews prior to the Company’s public announcements of financial results and, necessarily, in its oversight role, the Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles.

      In reliance on these reviews and discussions, and the report of the independent auditors, the Audit and Finance Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

The Audit and Finance Committee

Joseph S. Dresner
Hugh W.Greenberg
David K. Page
Robert W. Sturgis
Bruce E. Thal

COMPENSATION OF DIRECTORS

      Directors who are not employees of the Company receive a director’s fee of $5,000 per year and $400 for each Board or Committee meeting attended.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth as of the Record Date the beneficial ownership of the Company’s Common Stock by: (i) each person known by the Company to beneficially own five percent or more of such shares, (ii) each nominee and incumbent director, (iii) certain persons named in the Summary Compensation Table under “Executive Compensation” on page 9 of this Proxy Statement, and (iv) all nominees and incumbent directors and Executive Officers as a group, together with their respective percentage ownership of the outstanding shares. Unless otherwise indicated, each individual has sole investment and voting power with respect to such shares.

	Amount and Nature of		Percent
Name of Beneficial Owner	Beneficial Ownership(1)		of Class

Directors and Executive Officers

Merton J. Segal	3,147,444(2	/3)	35.1%

Robert S. Cubbin	134,185(4)		1.5

Joseph C. Henry	168,596(5)		1.9

Jeffrey H. Koenig	8,000(6)		*

Michael G. Costello	56,263(7)		*

Kenn R. Allen	87,261(8)		*

Joseph S. Dresner	108,188		1.2

Hugh W. Greenberg	109,013(9)		1.2

Florine Mark	1,000(1	0)	*

David K. Page	20,000		*

Robert W. Sturgis	8,300		*

Irvin F. Swider, Sr.	507,397(1	1)	5.7

Bruce E. Thal	14,000(1	2)	*

Herbert Tyner	156,377(1	3)	1.7

All Directors and Executive Officers as a group (14 Persons)	4,526,024		50.4%

5% Beneficial Owners (excluding Directors and Executive Officers)

Dimensional Fund Advisors Inc.	709,100(1	4)	7.9

All Directors and Officers and 5% Beneficial Owners	5,235,124		58.3%

   *  Less than 1%.

(1)	Includes shares subject to options exercisable within 60 days of the Record Date.

(2)	Address is 26600 Telegraph Road, Southfield, Michigan 48034.

(3)	Includes 30,000 shares held by a family trust established by Mr. Segal. Also, includes 10,140 shares held by Mr. Segal’s spouse. Also, includes 108,774 shares, subject to currently exercisable options.

(4)	Includes 66,717 shares, subject to currently exercisable options.

(5)	Includes 5,199 shares held by a Revocable Trust established by Mr. Henry. Mr. Henry may be deemed to share beneficial ownership of these shares. Also, includes 162,697 shares subject to currently exercisable options.

(6)	Includes 8,000 shares, subject to currently exercisable options.

(7)	Includes 55,704 shares, subject to currently exercisable options.

(8)	Includes 60,345 shares, subject to currently exercisable options.

(9)	Includes 66,526 shares held by a Family Trust established by Mr. Greenberg. Also, includes 42,487 shares held by Detroit Gauge & Tool Company (“DGT”) of which Mr. Greenberg is President and a greater than 10% stockholder. Mr. Greenberg may be deemed to share beneficial ownership of the shares held by the Trust and by DGT.

(10)	Includes 1,000 shares held in trust by Ms. Mark.

(11)	Includes 318,320 shares held by a Revocable Trust established by Mr. Swider. Also, includes 51,077 shares held by Future Products Tool Corp. (“FPTC”) of which Mr. Swider is President and sole stockholder. Mr. Swider may be deemed to share beneficial ownership of the FPTC shares.

(12)	Includes 6,000 shares held in trust by Mr. Thal’s spouse and 6,000 shares held in trust by Mr. Thal. Also includes 2,000 shares held in trust by Mr. Thal’s grandnephews. Mr. Thal may be deemed to share beneficial ownership in these shares held by his grandnephews, because he has voting power over these shares.

(13)	Includes 156,377 shares held by Hartman & Tyner, Inc. Mr. Tyner is President and greater than 10% stockholder of Hartman & Tyner, Inc. Mr. Tyner may be deemed to share beneficial ownership of these shares.

(14)	Address is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. Based on a Schedule 13G filed with the Securities Exchange Commission dated February 12, 2001, Dimensional Fund Advisors Inc., held sole voting power of 709,100 shares and sole dispositive power of 709,100 shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company’s directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities file reports of stock ownership and any subsequent changes in stock ownership with the SEC no later than specified deadlines. During 2000, all of the required reports were filed by the specified deadlines, except that Robert W. Sturgis had two reports which were not timely filed: a Form 3 and a Form 4 relating to the purchase of 5,000 shares of the Company’s stock. In making this disclosure, the Company relied on the directors’ and executive officers’ written representations and a review of copies of the reports filed with the SEC.

CERTAIN TRANSACTIONS WITH MANAGEMENT

      At December 31, 2000, the Company held a $772,316 Demand Note receivable, including $111,316 of accrued interest, from Robert S. Cubbin and Kathleen D. Cubbin. This Demand Note arose from a transaction in late 1998 whereby the Company loaned Robert S. Cubbin and Kathleen D. Cubbin funds to exercise 64,718 common stock options to cover the exercise price and associated tax withholdings. The Demand Note bears interest at 7.75%. The Demand Note is due on demand on or after January 1, 2002. The loan is collateralized by 64,718 shares of the Company’s common stock, pursuant to a Stock Pledge Agreement.

EXECUTIVE COMPENSATION

      The following table sets forth information for the fiscal years ended December 31, 2000, 1999, and 1998 concerning the compensation of the Company’s Chief Executive Officer and Company’s four most highly compensated Executive Officers, other than the Chief Executive Officer, whose total annual salary and bonus exceeded $100,000 and includes all compensation paid to such officers:

Summary Compensation Table for Years Ended December 31, 2000, 1999, and 1998

				Long Term
				Compensation Awards

		Annual Compensation		Restricted	Securities
Name and				Stock	Underlying	All Other
Principal Position	Year	Salary($)	Bonus($)	Awards($)	Options(#)	Compensation($)(1)

Merton J. Segal	2000	457,000	—	—	80,000	4,200
Chairman, Chief Executive Officer	1999	480,000	—	—	40,000	4,000
and Director	1998	475,533	—	—	22,960	—

Robert S. Cubbin	2000	314,650	—	—	50,000	4,200
President, Chief Operating Officer	1999	295,000	—	—	25,000	4,000
and Director	1998	279,375	—	—	11,330	—

Joseph C. Henry	2000	288,125	—	—	35,000	4,200
Executive Vice President	1999	295,000	—	—	25,000	4,000
and Director	1998	279,375	—	—	11,330	—

Michael G. Costello	2000	196,594	—	—	35,000	4,200
Senior Vice President, General	1999	180,000	15,000	—	7,500	4,000
Counsel and Secretary	1998	163,583	—	—	4,500	—

Kenn R. Allen	2000	171,000	—	—	15,000	4,200
President — Meadowbrook	1999	160,500	49,721	—	4,500	4,000
Insurance Agency	1998	150,000	35,780	—	3,950	—

William J. Lohmeyer(2)	2000	244,200	—	—	35,000	3,865
Senior Vice President and Chief Financial Officer	1999	212,564	—	—	5,000	78,031 (3)

(1)	Amount contributed to the Officer’s account under the Company’s 401(k) and Profit-Sharing Plans except as otherwise noted.

(2)	Mr. Lohmeyer resigned from his position effective November 9, 2000.

(3)	This amount relates to relocation expenses.

      The following table sets forth information concerning 2000 grants of stock options made by the Company, under the 1995 Stock Option Plan, during the fiscal year ended December 31, 2000 to the following Executive Officers.

Options Grants for Year Ended December 31, 2000

						Potential Realizable Value
			Percent of			At Assumed Annual Rates
			Total Options			of Stock Price
			Granted to			Appreciation for
	Number of		Employees in			Option Term
	Securities Underlying		Year Ended	Exercise	Expiration
Name	Options Granted(#)		12/31/00	Price ($/sh)	Date	5% ($)(C)	10% ($)(C)

Merton J. Segal	80,000(A	)	14.7%	5.675	01/01/05	126,000	277,200

Robert S. Cubbin	50,000(A	)	9.2%	5.675	01/01/05	78,750	173,250

Joseph C. Henry	35,000(A	)	6.4%	5.675	01/01/05	55,125	121,275

Michael G. Costello	35,000(A	)	6.4%	5.675	01/01/05	55,125	121,275

Kenn R. Allen	15,000(A	)	2.8%	5.675	01/01/05	23,625	51,975

William J. Lohmeyer(B)	35,000(A	)	6.4%	5.675	01/01/05	55,125	121,275

(A)	Options are exercisable in 20% increments, each year, beginning January 1, 2000.

(B)	Mr. Lohmeyer’s options were forfeited effective December 9, 2000.

(C)	In calculating the potential realizable values, the Company used the average stock price for the ten day period prior to the date of grant for the fair market value of the Company Common Stock per share. The dollar amounts under these columns assume a compounded annual market price increase of the underlying shares of the Common Stock from the date of grant to the end of the option term of 5% and 10%. This format is prescribed by the Securities and Exchange Commission and is not intended to forecast future appreciation of shares of the Common Stock. The actual value, if any, an executive may realize will depend on the excess of the price for shares of the Common Stock on the date the option is exercised over the exercise price. Accordingly, there is no assurance that the value realized by an executive will be at or near the value estimated above.

Options Value Table

      The following table sets forth information concerning exercises and fiscal year end values of Company stock options during the fiscal year ended December 31, 2000 by the following executive officers.

Aggregated Option Exercises and Fiscal Year End Option Values for Year Ended

December 31, 2000

Number of Securities
			Underlying Unexercised	Value of Unexercised
	Shares		Options at	In-the-Money Options at
	Acquired on	Value	December 31, 2000	December 31, 2000
Name	Exercise(#)	Realized($)	Exercisable/Unexercisable	Exercisable/Unexercisable($)*

Merton J. Segal	—	—	76,194/101,172	39,200/156,800

Robert S. Cubbin	—	—	47,146/98,556	24,500/98,000

Joseph C. Henry	—	—	131,695/135,358	115,029/127,795

Michael G. Costello	—	—	42,610/53,322	57,513/68,794

Kenn R. Allen	—	—	48,964/30,163	35,565/36,457

*	Fair market value based on the closing price of the Company’s Common Stock on December 31, 2000 of $8.13.

Meadowbrook Insurance Group, Inc. 1995 Stock Option Plan

      The Meadowbrook Insurance Group, Inc. 1995 Stock Option Plan (the “Plan”) is intended to further the interests of the Company and its stockholders by attracting, retaining and motivating associates. The Plan provides for the grant of stock options (which may be nonqualified options or incentive stock options for tax purposes).

      The aggregate number of shares of Common Stock which may be issued under the Plan is 2,000,000. Options issued under the Plan which expire unexercised will again become available for grant under the Plan. Cash exercises of stock appreciation rights and cash supplemental payments will not count against this limit. Lapsed, forfeited or canceled awards will also not count against this limit. The maximum number of shares of Common Stock which may be issued under the Plan to any single individual is 800,000.

Stock Options

      The Compensation Committee is authorized to determine the terms and conditions of all option grants, subject to the limitations that the option price per share may not be less than the fair market value of a share of Common Stock on the date of grant and the term of an option may not be longer than ten years. Payment of the option price may be made in any manner specified by the Compensation Committee (which may include payment in cash or Common Stock or by “cashless exercise”).

EMPLOYMENT CONTRACTS

      On November 27, 2000, Meadowbrook entered into an Employment Agreement (“Agreement”) with Jeffrey H. Koenig, who joined the Company at that time. Mr. Koenig is an Executive Vice President and Chief Financial Officer, Treasurer and Controller of the Company. Pursuant to the terms of the Agreement, Meadowbrook agreed to grant Mr. Koenig options for 40,000 shares of stock and pay him a signing bonus of $100,000 and a base compensation of $23,333 per month. The term of Mr. Koenig’s Agreement is through November 30, 2003 and is subject to earlier termination upon the death or permanent disability of Mr. Koenig, mutual agreement of the parties, or his discharge for “cause.” Cause is defined as (i) failure to perform responsibilities, (ii) misconduct that is materially injurious to the Company, or (iii) engagement in dishonest activities injurious to the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD
ON EXECUTIVE COMPENSATION

      On February 15, 2000, the Compensation Committee of the Board of Directors, consisting of two non-employee directors, Hugh W. Greenberg and Herbert Tyner (in consultation with Robert S. Cubbin, the Company’s President and Chief Operating Officer, and Merton J. Segal, the Company’s Chief Executive Officer and Chairman of the Board), reviewed the compensation for certain executive officers of the Company and its subsidiaries named in the summary compensation table, as presented for the Committee’s consideration.

      It is the Company’s policy to offer a compensation package including a competitive salary, an incentive bonus based upon the individual performance goals, and competitive benefits. The Company’s compensation policy for its executive officers is similar to that for other employees, and is designed to promote the attraction and retention of talented management, continued performance and attainment of corporate and personal goals, and to further promote the Company’s success by aligning executive officers’ financial interests with long-term stockholder value.

      The Committee reviews and approves certain executive officer base salaries, annual incentive, bonuses, and stock option grants. The Committee also reviews guidelines for compensation, bonus and stock option grants for employees other than executive officers.

      Compensation consists of three elements for executive officers: base salary, annual incentive bonus and stock options. The criteria for determining an executive officer’s base salary include level of responsibility, corporate performance, personal contribution to the Company’s success, experience, expertise and market data for the Company’s competitors in the industry. The criteria for determining an executive officer’s annual incentive bonus include market analysis, corporate performance, actual achievement of individually established goals, such as, projected growth, revenues and net income, and the attainment of other corporate strategic objectives. The criteria for awarding stock options to executive officers include level of responsibility, expected future contributions, prior option grants, market data for the Company’s competitors in the industry, and actual achievement of individually established goals.

      The Committee reviewed the performance of the Company and the Chief Executive Officer and Chairman of the Board against goals which had previously been established. Based on this review and the Committee’s analysis of the criteria noted above, the Committee decided to reduce the Chief Executive Officer’s salary from $480,000 in 1999 to $457,000 in 2000 and awarded him no bonus. The Committee did grant stock options to the Chief Executive Officer and other executives and employees in amounts generally similar to grants in prior years, to provide additional incentives for such persons to enhance the value of the Company’s stock.

The Compensation Committee

Hugh W. Greenberg
Herbert Tyner

PERFORMANCE GRAPH

      Set forth below is a graph showing changes in the value of $100 invested in the Company’s common stock, the S&P 500 Index and a Peer Group Index for the period commencing on December 31, 1995 through December 31, 2000. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN* AMONG

MEADOWBROOK INSURANCE GROUP, INC., THE S&P 500 INDEX
AND THE SNL $500M-$1B INSURANCE ASSET-SIZE INDEX

[PERFORMANCE GRAPH]

	MEADOWBROOK		SNL $500M-$1B
Measurement Period	INSURANCE		Insurance Asset-Size
(Fiscal Year Covered)	GROUP, INC.	S&P 500	Index

12/31/95	100.00	100.00	100.00

12/31/96	62.86	122.86	114.29

12/31/97	78.27	163.86	172.22

12/31/98	49.59	210.64	154.64

12/31/99	20.03	254.97	115.36

12/31/00	25.41	231.74	152.43

*	The Peer Group consists of the SNL $500-$1B Insurance Asset-Size Index. The cumulative total returns of each company have been weighted according to each company’s stock market capitalization as of December 31, 2000. The table includes reinvestment of dividends.

THE SECOND PROPOSAL ON WHICH YOU ARE VOTING
RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

      Subject to ratification by the stockholders, the Board of Directors has reappointed PricewaterhouseCoopers LLP as independent accountants of the Company for the current year. The affirmative vote of a majority of shares of the Company’s common stock present in person or represented by proxy at the Annual Meeting is required to ratify the appointment of PricewaterhouseCoopers LLP. Unless you otherwise indicate on your proxy card, your returned proxy will be voted FOR ratification of the reappointment of PricewaterhouseCoopers LLP.

      The Board recommends that you vote FOR the ratification of the appointment of the independent accountants.

      A representative from PricewaterhouseCoopers LLP will be available at the Annual Meeting to respond to any appropriate questions from stockholders.

AUDIT FEES, FINANCIAL INFORMATION SYSTEMS DESIGN
AND IMPLEMENTATION FEES, AND ALL OTHER FEES

      Fees paid to PricewaterhouseCoopers LLP for audit services were $270,000 in 2000. There were no financial information systems design or implementation fees paid to PricewaterhouseCoopers LLP for the year ending December 31, 2000. All other fees paid to PricewaterhouseCoopers LLP for such period totaled $46,917, including fees for tax review and consultation, due diligence and actuarial opinions.

OTHER MATTERS

      The Company is not aware of any matter that may be brought before the Annual Meeting other than as described above. In the event any other matter properly comes before the Annual Meeting, the persons named in the accompanying form of proxy have discretionary authority to vote on such matters.

Dated:  April 6, 2001

EXHIBIT A

AUDIT AND FINANCE COMMITTEE CHARTER

MEADOWBROOK INSURANCE GROUP, INC.

      This Charter shall be reviewed, updated and approved no less frequently than annually by the Board of Directors of Meadowbrook Insurance Group, Inc. (“Company”).

Role and Independence

      The Audit and Finance Committee of the Board of Directors assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company and other such duties as directed by the Board. The Committee shall assist the Board in promoting the development of an effective and continuously improving control environment. In discharging this oversight role, the Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

      The membership of the Committee shall consist of at least three directors who are knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management experience. Neither current officers nor employees of the Company or its affiliates nor persons who were an employee or non-employee executive officer of the Company or its affiliates during the prior three years may serve on the Committee. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment, and shall meet the director independence requirements for serving on Audit Committees as set forth in the corporate governance standards of the New York Stock Exchange and the Securities and Exchange Commission. The Committee shall appoint one of their members as chairperson. The Chairperson shall be responsible for leadership of the Committee, including preparing the agenda, presiding over meetings, making Committee assignments and reporting to the Board of Directors. The Chairperson will also maintain regular liaison with the CEO, COO, CFO, the lead independent Audit Partner and the Director of Internal Audit.

      The Committee is expected to maintain free and open communication with the independent accountants, the internal auditors and the management of the Company.

Responsibilities

      The Audit and Finance Committee’s primary responsibilities include:

•	Recommending to the Board the independent accountant to be selected or retained to audit the financial statements of the Company. In so doing, the Committee will at least annually request from the auditor a written affirmation delineating all relationships between the auditor and the Company and affirmation that the auditor is in fact independent, discuss with the auditor any relationship that may impact the auditor’s independence and recommend to the Board any actions necessary to oversee the auditor’s independence.

•	Overseeing the independent auditor relationship by discussion with the auditor the nature and thoroughness of the audit process, receiving and reviewing audit reports, and providing the auditor full access to the Committee (and the Board) to report on any and all appropriate matters.

•	Providing guidance and oversight to the internal audit activities of the Company including reviewing the organization, plans and results of such activity.

•	Reviewing the audited financial statements and discussing them with management and the independent auditor. These discussions shall include consideration of the quality of the Company’s accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate. Based on the review, the Committee shall make its recommendation

A-1

to the Board as to the inclusion of the Company’s audited financial statements in the Company’s annual report on Form 10-K. This also includes reviewing with management and the independent auditor the quarterly financial information prior to the Company’s filing of Form 10-Q. This review may be performed by the Committee or its Chairperson.

•	Discussing with management, the internal auditors and the external auditors the quality and adequacy of the Company’s internal controls. Asking the President to have the internal audit staff study a particular area of interest or concern to the Committee.

•	Discussing with management the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.

•	Reporting Committee activities to the full Board and issuing annually a report to be included in the proxy statement (including appropriate oversight conclusions) for submission to the stockholders.

A-2

PROXY

MEADOWBROOK INSURANCE GROUP, INC.

Proxy for 2001 Annual Meeting of Stockholders
To be held May 21, 2001

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
MEADOWBROOK INSURANCE GROUP, INC.

The undersigned stockholder of MEADOWBROOK INSURANCE GROUP, INC. (the “Company”) hereby appoints MERTON J. SEGAL, MICHAEL G. COSTELLO AND JEFFREY H. KOENIG, jointly and severally, the attorney and proxies of the undersigned stockholder, with the full power of substitution, to vote all of the shares of common stock of the Company standing in the name of the undersigned stockholder at the close of business on March 16, 2001, at the 2001 Annual Meeting (the “Annual Meeting”) of the stockholders of the Company to be held on Monday, May 21, 2001, and at any adjournments thereof, with all the powers the undersigned stockholder would possess if then, and there present.

The undersigned stockholder acknowledges receipt of the Notice of the 2001 Annual Meeting and Proxy Statement, both dated April 6, 2001.

SEE REVERSE SIDE

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Please mark your
votes as in this
example.

If no choice is specified, this Proxy will be voted FOR the election of the nominees listed and FOR the ratification of the appointment of PricewaterhouseCoopers LLP, as the Company’s independent accountants for the year ending 2001.

	FOR	WITHHELD			FOR	AGAINST	ABSTAIN
1. Election of Directors			Election of Directors. Nominees:	2. Ratification of Appointment of Independent Accountants (Please mark one)

Joseph S. Dresner David K. Page Merton J. Segal Herbert Tyner

For, except vote withheld from the following nominee(s):

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE PROMPTLY.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

SIGNATURE(S) DATE

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